Exhibit 99.1

PRESS RELEASE

AEON Biopharma Receives Additional Notice Related to NYSE American Continued Listing Standards

IRVINE, Calif., April 3, 2026 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE American: AEON), a biopharmaceutical company advancing ABP-450 (prabotulinumtoxinA) as a biosimilar to BOTOX® (onabotulinumtoxinA) to achieve full-label U.S. market entry, today announced that on March 31, 2026, it received a notice (the “Notice”) from NYSE American LLC (“NYSE American”) indicating that, following its year-end financial results, the Company is not in compliance with an additional continued listing standard set forth in the NYSE American Company Guide (the “Company Guide”).

As previously disclosed, on February 3, 2025, the Company received a notice (the “Original Notice”) that it was not in compliance with Section 1003(a)(i) of the Company Guide, which requires stockholders’ equity of at least $2.0 million if a listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. On April 22, 2025, NYSE American accepted the Company’s plan (the “Plan”) to regain compliance and granted the Company until August 3, 2026 (the “Plan Period”) to do so.

The current Notice indicates that the Company is now also not in compliance with Section 1003(a)(ii) of the Company Guide, which requires stockholders’ equity of at least $4.0 million if a listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. This determination is based on the Company’s reported stockholders’ deficit of approximately $55 million as of December 31, 2025, and losses from continuing operations and/or net losses in three of its four most recent fiscal years, as reported in the Company’s Annual Report on Form 10-K filed on March 30, 2026.

This Notice reflects an expected progression of the Company’s previously disclosed compliance status following its 2025 year-end results and does not have an immediate impact on the Company’s current listing, Plan Period, or Plan to regain compliance. The Company’s common stock will continue to trade on NYSE American under the symbol “AEON,” subject to the Company’s compliance with other listing standards. The Company’s ticker will continue to carry a “.BC” indicator to denote that it is below compliance, and the Company will remain listed on NYSE American’s noncompliant issuers list.

The Company remains subject to the terms of the Original Notice and continues to execute against the NYSE American approved Plan to regain compliance with NYSE American continued listing standards within the Plan Period. If the Company does not regain compliance by August 3, 2026, or does not make progress consistent with the Plan during the Plan Period, NYSE American may initiate delisting proceedings. The Company has a right to appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice does not affect the Company’s business operations or its reporting obligations with the U.S. Securities and Exchange Commission.

About AEON Biopharma

AEON Biopharma is a biopharmaceutical company seeking full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX®. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major opportunity for biosimilar entry. ABP-450 is the same botulinum toxin

Exhibit 99.1

PRESS RELEASE

complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in a facility that has been authorized by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency for the manufacture of botulinum toxin products. The product is approved as a biosimilar in India, Mexico, and the Philippines. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) the Company’s ability to comply with the Plan; and (vii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the SEC, which are available on the SEC’s website at www.sec.gov.

Contacts

Investor Contact:
Laurence Watts
New Street Investor Relations
+1 619 916 7620
laurence@newstreetir.com

Source: AEON Biopharma